EXHIBIT 24


                              CONFIRMING STATEMENT


         This Statement confirms that the undersigned, Terek Diasti, Adam Diasti, Tim Diasti, and the Diasti Family Limited Partnership, have authorized and designated Timothy G. Merrick to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Coast Dental Services, Inc. The authority of Timothy G. Merrick under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to their ownership of or transactions in securities of Coast Dental Services, Inc., unless earlier revoked in writing. The undersigned acknowledge that Timothy G. Merrick is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


Date:    September 4, 2003

                                   /s/ Terek Diasti
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                                   /s/ Adam Diasti
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                                   /s/ Tim Diasti
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                                   /s/ Diasti Family Limited Partnership
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